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                        DELAWARE GROUP PREMIUM FUND, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


         Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Sections 2-605 and 2-607 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, at a meeting held on April 17, 1997, adopted resolutions in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law changing the names of certain series of stock of the Corporation set forth in Article Fifth of the Corporation's Charter, as supplemented from time to time, as follows:

         (i) the name of the Equity/Income Series is changed to Decatur Total Return Series;

         (ii) the name of the High Yield Series is changed to Delchester Series;

         (iii) the name of the Money Market Series is changed to Cash Reserve Series;

         (iv) the name of the Growth Series is changed to DelCap Series;

         (v) the name of the Multiple Strategy Series is changed to Delaware Series;

         (vi) the name of the Emerging Growth Series is changed to Trend Series.


         SECOND: The Amendment was approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

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                  IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has
caused these Articles of Amendment to be signed in its name and on its behalf
this      day of April, 1997.


                                        DELAWARE GROUP PREMIUM FUND, INC.



                                        By:_____________________________________
                                             George M. Chamberlain, Jr.
                                             Senior Vice President and
                                             Secretary

Attest:



___________________________________
Michael D. Mabry
Vice President and
Assistant Secretary


                  THE UNDERSIGNED, Senior Vice President and Secretary of DELAWARE GROUP PREMIUM FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                        ________________________________________
                                        George M. Chamberlain, Jr.


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